UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2424 Garden of the Gods Road, Suite 300
Colorado Springs, CO 80919
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VEC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) of Vectrus, Inc. (the “Company”) held on May 7, 2020, the Company’s shareholders approved an amendment and restatement of the Vectrus, Inc. 2014 Omnibus Incentive Plan (the “Amended 2014 Plan”), in accordance with the voting results set forth for Proposal 3 below under Item 5.07. The Compensation and Personnel Committee of the Board of Directors approved the Amended 2014 Plan on February 26, 2020, subject to approval by the Company’s shareholders.

The primary purpose of the Amended 2014 Plan is to increase the number of shares that may be issued after December 31, 2014 pursuant to "full value" awards under the Amended 2014 Plan from 930,000 shares to 1,200,000 shares. A description of the Amended 2014 Plan and its material terms and conditions and the types of awards contemplated thereunder is set forth under the heading “Proposal 3: Approval of an Amendment and Restatement of the Vectrus, Inc. 2014 Omnibus Incentive Plan” on pages 17-22 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2020 (the “2020 Proxy Statement”), which description is incorporated by reference into this Item 5.02. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended 2014 Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2020, the Company held its 2020 Annual Meeting. For more information on the following proposals submitted to shareholders, see the 2020 Proxy Statement.

1. Election of three Class III Directors. At the 2020 Annual Meeting, the shareholders elected each of the persons whose names are set forth below as Class III Directors for a term of three years to expire at the 2023 Annual Meeting of Shareholders or until their successors are elected and qualified. Relevant voting information for each person follows:

	Votes For	Against	Abstain	Broker Non-Votes
William F. Murdy	8,020,639	1,087,511	2,459	907,923
Melvin F. Parker	8,857,084	251,118	2,407	907,923
Stephen L. Waechter	8,856,679	251,674	2,256	907,923

In addition to the election of three directors, three other votes were taken at the 2020 Annual Meeting:

2. Ratification of appointment of the independent registered public accounting firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020 was ratified by a vote of 9,998,514 shares voting for the proposal, 11,059 shares voting against the proposal and 8,959 shares abstaining from the vote on the proposal, and there were 0 broker non-votes.

3. To approve the Amended 2014 Plan. The proposal for the approval of the Amended 2014 Plan was approved by a vote of 8,478,099 shares voting for the proposal, 625,458 shares voting against the proposal and 7,052 shares abstaining from the vote on the proposal, and there were 907,923 broker non-votes.

4. To approve, on an advisory basis, the compensation paid to our Named Executive Officers. The proposal for approval, in an advisory vote, of the compensation of the Company’s Named Executive Officers was approved by a vote of 8,909,992 shares voting for the proposal, 191,584 shares voting against the proposal and 9,033 shares abstaining from the vote on the proposal, and there were 907,923 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	Vectrus, Inc. 2014 Omnibus Incentive Plan (as Amended and Restated as of May 7, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2020	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Deputy General Counsel and Corporate Secretary